UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 31, 2013

Date of Report (date of earliest event reported)

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	1-8931 (Commission File No.)	95-1678055 (I.R.S. Employer Identification No.)

9333 Balboa Avenue San Diego, California (Address of principal executive offices)	92123 (Zip Code)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2013, the board of directors (“Board”) of Cubic Corporation (“Cubic”) (NYSE “CUB”) appointed William W. Boyle as Chief Executive Officer (“CEO”), effective immediately.  Mr. Boyle, formerly the Executive Vice President and Chief Financial Officer, had also been serving as Cubic’s Interim President and CEO since the passing of Cubic’s Founder and former CEO, Walter J. Zable, in June 2012.  Mr. Boyle joined Cubic as Chief Financial Officer in 1983.

The Board also appointed Bradley H. Feldmann, President of the companies comprising the Cubic Defense Systems (“CDS”) segment, to an additional role in the newly created position of President and Chief Operating Officer (“COO”) of Cubic, promoted John D. Thomas to the position of Executive Vice President and Chief Financial Officer of Cubic, and appointed Stephen O. Shewmaker, President of the companies comprising the Cubic Transportation Systems (“CTS”) segment, to the additional role as Executive Vice President of Cubic, each effective immediately.

Executive Biographies

William W. Boyle

Mr. Boyle, 78, has been Cubic’s Interim President and Chief Executive Officer and Executive Vice President since June 2012, and Chief Financial Officer since 1983. He has served as a Director since 1995.  Previously, Mr. Boyle held financial management positions with General Electric, Occidental Petroleum, and the Wickes Corporation.

Bradley H. Feldmann

Mr. Feldmann, 51, has been the President of the companies comprising the CDS segment since 2008.  CDS is Cubic’s defense systems and products business, which employs approximately 1,600 people in over 13 countries. From 1989 to 1999, he held progressively responsible positions with CDS including Senior Vice President and COO.  From 1999 to 2000, Mr. Feldmann served as Senior Corporate Vice President and COO at Comptek Research Inc., a public company defense operation with 1,200 employees focused in electronic warfare systems and services.  From 2000 to 2004, he served as Executive Corporate Vice President and President of ManTech International Information Technology Group, a technology services company.  From 2005 to 2006, Mr. Feldmann was President and CEO of U.S. Protect Corporation, and from 2006 to 2008, he served as COO of OMNIPLEX World Services Corporation, a 1,200-person operation focused on force protection, physical security, and personnel security services.

John D. Thomas

Mr. Thomas, 59, has been Cubic’s Senior Vice President Finance and Corporate Development since June 2012. Mr. Thomas has played a critical role in helping to build Cubic through multiple acquisitions that have significantly diversified the company and have been instrumental in helping to make the company a leader in its three main operating business units, Mission Support Services, Transportation Systems and Defense Systems. In addition, he was instrumental in structuring and negotiating the largest contract in the company’s history for the Prestige project and the Oyster Card™ in London. He was Vice President Finance since 1994 and also Vice President Corporate Development since 2008.  He has held a variety of corporate management positions with Cubic since 1980. Prior to joining the company he held positions with Aramark Corporation and Crocker Bank.

Stephen O. Shewmaker

Mr. Shewmaker, 62, has been the President of the companies comprising the CTS segment since 2008, a segment with a recent history of strong growth.  He is a recognized international transit executive who has over 21 years of experience in the mass transit ticketing industry.  He has worked with Cubic’s Defense Systems and Transportation Systems segments from 1982 to 2002 and 2006 to the present.  Mr. Shewmaker was Chairman of TranSys, Ltd., a joint venture in the U.K. which managed the Prestige (Oyster) smart card ticketing contract with Transport for London and other partners. From 2003 to 2006, Mr. Shewmaker was Senior Vice President for Thales Transportation Systems.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2013	CUBIC CORPORATION

	By:	/s/ James R. Edwards
	Name:	James R. Edwards
	Title:	Senior Vice President,
General Counsel & Secretary